Exhibit 99.1

NEWS RELEASE

For Immediate Release
January 27, 2009

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces 2008 Earnings

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.5 billion bank holding company headquartered in Charleston, today announced net income of $4.2 million or $0.26 per diluted share for the fourth quarter of 2008 and $28.1 million or $1.74 per diluted share for the full year.  Charles Hageboeck, Chief Executive Officer and President stated “Against the backdrop of one of the most significant economic downturns in decades, City’s underlying fundamentals are solid. Excluding short-term loans to other banks, loans grew 6.2% during the year ended December 31, 2008. Average checking and saving deposits for the year were up 1.9% in 2008 as compared to 2007. The net interest margin for 2008 averaged 4.64%, up from 4.34% for 2007, and was 4.73% during the fourth quarter of 2008.  Branch Service Charges increased 3.6%, trust and investment management fees increased 9.7%, and insurance revenues increased 3.0% in 2008. City’s non-interest expenses increased 3.6% after considering the impact of the expenses associated with the early redemption of our 9.15% trust preferred securities and a special program to establish funds in City’s name in community foundations in many of City’s primary markets. City’s tangible common equity ratio is 8.8% which is strong compared to other banks of City’s size. The strength of our capital position provided us the option not to participate in the government assistance made available to banks in the fourth quarter of 2008 (the “Trouble Asset Relief Program”). With strong core earnings, strong capital, and with a low ratio of loans to deposits in comparison to our peer group (bank holding companies with total assets between $1 and $5 billion), City expects to be able to continue to lend within its communities and to continue to grow its franchise.

“Despite the challenges that are facing City, our industry, and indeed our entire nation, City remains strong, operating in some of the most stable markets in the U.S. For example, West Virginia’s unemployment rate in November 2008 was 4.6% as compared to the U.S. unemployment rate of 6.8% for the same period. The rate of foreclosures on residential mortgages in West Virginia has been reported to be one of the lowest in the U.S. and home prices are generally believed to have remained relatively stable through the last 18 months as prices in many markets have fallen precipitously.

“The economic recession being experienced throughout the U.S. and the world has also been felt at City Holding Company and City National Bank. During the third quarter of 2008, we experienced a significant loss on investments in Fannie Mae and Freddie Mac, two of our nation’s largest Companies, which were placed into conservatorship by our government.  As the recession has deepened during the fourth quarter of 2008, City’s investments in pools of debt issued by banks throughout the U.S. also deteriorated in value on fears that some of the banks that have issued debt into these pools will not survive.  As a result, we took charges of $10.8 million in the fourth quarter and $38.3 million during the year for other than temporary impairments of investments, including our investment in preferred stock in Fannie Mae and Freddie Mac.  We have experienced some increase in losses on loans, although not to the extent experienced in most other markets throughout the U.S. As a result, our provision for loan losses was $5.3 million for the fourth quarter of 2008 and $10.4 million for the year.  Despite these setbacks, City still achieved a return on assets of 1.12% for the full year of 2008 – better than most in our peer group (bank holding companies with total assets between $1 and $5 billion).

“As the economic recession, and the political response to it continues to unfold, it is possible that City, as well as our entire industry, will continue to experience higher than normal losses within our loan portfolio. We may also experience further deterioration of investments made by City in debt or preferred stock of some of our competitors. Regulatory changes that may accompany a new regime in Washington may have adverse consequences for all banks. However, we believe that City’s strong earnings, capital and liquidity will allow City to outperform our industry. Many of our peers are reducing, or in some cases eliminating, their dividends. City’s dividend has increased by approximately 10% or more each of the last five years. We are proud of the results that we have achieved for our shareholders.  Our Board will determine in March 2009 whether to increase our dividend above the current $0.34 rate based upon our estimates of both the U.S. economy, and our own financial condition, at that time.”

Net Interest Income

The Company’s tax equivalent net interest income increased $4.6 million, or 4.7%, from $97.9 million in 2007 to $102.6 million in 2008, as interest expense on deposits and other interest bearing liabilities decreased more quickly than interest income from loans and investments. The Company’s reported net interest margin expanded to 4.64% for the year ended December 31, 2008 as compared to 4.34% for the year ended December 31, 2007.

The Company benefited from a portfolio of interest rate floors with a total notional value of $500 million which minimized the impact of falling rates on the Company’s interest income from variable rate loans during 2008. During the fourth quarter of 2008, an interest rate floor with a notional value of $50 million matured and the Company sold the remaining interest rate floors with notional amounts totaling $350 million.  The gain of $12.5 million from the sale of these interest rate floors will be recognized over the remaining lives of the various hedged loans.  Partially offsetting the reduction in interest expense from falling market rates was a decrease of $1.6 million in interest income from Previously Securitized Loans from the year ended December 31, 2007 as the average balances of these loans have decreased 50.6%.  The decrease in average balances of Previously Securitized Loans was partially mitigated by an increase in the yield on these loans from 69.1% for the year ended December 31, 2007 to 108.1% for the year ended December 31, 2008.

The Company’s tax equivalent net interest income increased $2.0 million, or 8.3%, from $24.3 million during the fourth quarter of 2007 to $26.3 million during the fourth quarter of 2008, as  interest expense on deposits and other interest bearing liabilities decreased more quickly than interest income from loans and investments.  As previously discussed, the Company’s interest rate floors diminished the impact of falling rates on the Company’s interest income from variable rate loans.

Credit Quality

At December 31, 2008, the Allowance for Loan Losses (“ALLL”) was $22.3 million or 1.23% of total loans outstanding and 86% of non-performing loans compared to $17.6 million or 1.00% of loans outstanding and 103% of non-performing loans at December 31, 2007, and $18.9 million or 1.06% of loans outstanding and 136% of non-performing loans at September 30, 2008.

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $5.3 million in the fourth quarter of 2008 and $10.4 million for the year ended December 31, 2008 compared to $1.7 million and $5.4 million for the comparable periods in 2007.  The provision for loan losses recorded during 2008 reflects difficulties encountered by certain commercial borrowers of the Company during the year, the downgrade of their related credits and management’s assessment of the impact of these difficulties on the ultimate collectability of the loans. Additionally, the provision reflects changes in the economic conditions in the Company’s geographic market and the United States in general and an increase in the balance of commercial loans during the year.  Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

The Company’s ratio of non-performing assets to total loans and other real estate owned increased from 1.20% at December 31, 2007 to 1.64% at December 31, 2008.  This increase is attributable primarily to the difficulties encountered by certain commercial customers during 2008 and their related borrowings have been classified as substandard.

 Approximately 48% of the Company’s nonperforming loans at December 31, 2008, or approximately $12 million, were associated with a $17 million portfolio of loans to builders of speculative homes at the Greenbrier Resort in White Sulphur Springs, West Virginia. Through December 31, 2008, the Company has specifically reserved $3.6 million of the allowance for loan losses (ALLL) associated with this portfolio of speculative properties. The Greenbrier Resort has a long history and tradition as a top resort destination and is owned by CSX Corporation. However, the current economic scenario has been challenging for the Greenbrier, which lost $35 million in 2008 according to CSX Corporation. Additionally, the CSX Corporation has reported hiring Goldman Sachs to apprise them of their strategic options regarding the Greenbrier. The Company has considered the uncertainty of the situation at the

Greenbrier arising in the fourth quarter, and has increased the provision for loan losses relative to this portfolio of speculative builders by $1.15 million.  Based on our analysis, the Company believes that the allowance allocated to the nonperforming and substandard loans, after considering the value of the collateral securing such loans, is adequate to cover losses that may result from these loans at December 31, 2008.  While the Company’s non-performing assets have increased, our ratio of non-performing assets to total loans and other real estate owned is 136 basis points lower than that of our peer group (bank holding companies with total assets between $1 and $5 billion), which reported average non-performing assets as a percentage of loans and other real estate owned of 3.00% for the most recently reported quarter ended September 30, 2008. The Company’s non-performing assets are disproportionately tied to two sub-sectors within the loan portfolio.

In addition to the 48% of the Company’s non-performing loans associated with speculative builders at the Greenbrier, slightly more than 25% of the Company’s non-performing assets are associated with real estate in what is known as the “Eastern Panhandle” of West Virginia – the counties of Jefferson, Berkeley, and Morgan. These three counties are all considered distant suburbs of the Washington D.C. MSA and have experienced explosive growth in the last 10 years. While this is a relatively small part of the Company’s entire franchise, the downturn that has gripped the nation’s mortgage and construction industry has had disproportionately more impact upon the Company’s asset quality and provision in this region than in the remainder of the Company.  Exclusive of loans to speculative builders at the Greenbrier or loans in the Eastern Panhandle, other loans throughout the Company account for only 27% of the Company’s non-performing loans.

The Company had net charge-offs of $2.0 million in the fourth quarter of 2008.  Net charge-offs on commercial and residential loans were $1.1 million and $0.5 million, respectively, for the fourth quarter, while installment loans experienced no net charge-offs during the quarter.  The increase in charge-offs on commercial loans was primarily related to one credit that had been appropriately considered in establishing the allowance for loan losses in prior periods.  In addition, net charge-offs for depository accounts were $0.4 million for the fourth quarter of 2008 and $1.4 million for the year ended December 31, 2008.  While charge-offs on depository accounts are appropriately taken against the ALLL, the revenue associated with depository accounts is reflected in service charges.  Charge-offs for the full year 2008 totaled $5.75 million.  Of these, $1.2 million are associated with speculative loans at the Greenbrier and $1.2 million are associated with loans in the Eastern Panhandle of West Virginia.

 Impairment Losses

During 2008, the Company recorded $38.3 million of investment impairment losses, including $10.8 million in the fourth quarter.  The charges deemed to be other than temporary were related to agency preferreds ($21.1 million impairment taken in the third quarter) with remaining book value of $1.6 million at December 31, 2008; pooled bank trust preferreds (a $9.9 million impairment in the fourth quarter and a $14.2 million impairment for the full year) with remaining book value of $10.9 million at December 31, 2008; income notes (a $0.9 million impairment in the fourth quarter and $2.0 million for the full year) with no remaining book value at December 31, 2008; and corporate debt securities (a $1.0 million impairment taken in the third quarter) with remaining book value of $24.6 million at December 31, 2008.  The impairment charges for the agency preferred securities were due to the actions of the federal government to place Freddie Mac and Fannie Mae into conservatorship and the suspension of dividends on such preferred securities.  The impairment charges related to the pooled bank trust preferred securities and income notes were based on the Company’s quarterly reviews of its investment securities for indications of losses considered to be other than temporary.  Based on management’s assessment of the securities the Company owns, the seniority position of the securities within the pools, the level of defaults and deferred payments within the pools, and a review of the financial strength of the banks within the respective pools, management concluded that impairment charges of $15.5 million and $2.0 million on the pooled bank trust preferred securities and the income notes, respectively, were necessary for the year ended December 31, 2008.  The $1.0 million impairment charge for corporate debt securities was due to Lehman Brothers Holdings bankruptcy filing.  The Company had acquired this security as the result of an acquisition of a bank in 2005.

Visa Gain

In addition, the Company recognized a $3.3 million gain in connection with Visa’s successful initial public offering (“IPO”) completed in March 2008.  The Company received approximately $2.3 million on the partial redemption of its equity interest in Visa.  The Company’s remaining Class B shares will be converted to Class A shares on the third anniversary of Visa’s IPO or upon Visa’s settlement of certain litigation matters, whichever is later.  The unconverted Class B shares are not reflected in the Company’s balance sheet at December 31, 2008 as the Company has no historical basis in these shares.  Visa also escrowed a portion of the proceeds from the IPO to satisfy approximately $1.0 million of liabilities that represented the Company’s proportionate share of legal judgments and settlements related to Visa litigation with American Express and Discover Financial Services.

Non-interest Expenses

During 2008, the Company fully redeemed $16.0 million of 9.15% trust preferred securities that had been issued in 1998.  As a result of this redemption, the Company incurred charges of $1.2 million to fully amortize issuance costs incurred in 1998 and for the early redemption premium.  Excluding the loss on the early redemption of the trust preferred securities, non-interest expenses increased $3.5 million from $71.0 million in 2007 to $74.5 million in 2008.  Salaries and employee benefits increased $1.2 million, or 3.3%, from $36.0 million in 2007 to $37.2 million in 2008 due in part to additional staffing for new retail locations.  Other expenses also include increased charitable contributions of $0.75 million during 2008.

Non-interest expenses decreased $0.1 million from $17.9 million in the fourth quarter of 2007 to $17.8 million in the fourth quarter of 2008.  Other expenses decreased $1.1 million from 2007 as a charge related to the Company’s proportionate share of certain losses incurred by Visa U.S.A. Inc. (see Visa U.S.A. Inc.) was recorded in the fourth quarter of 2007.  This decrease was partially offset by increases in advertising of $0.2 million, occupancy and equipment of $0.2 million, and repossessed asset losses of $0.2 million.

Income Tax Expense

The Company’s effective income tax rate for the quarter and year ended December 31, 2008 was 31.0% and 25.2% compared to 32.2% and 33.6% for the year ended December 31, 2007, respectively.  The lower effective tax rate is largely attributable to the reduction in pre-tax income from the higher loan loss provision and other than temporary impairment losses on investments without a corresponding decrease in income from tax-exempt sources.

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 69 branches across West Virginia, Eastern Kentucky and Southern Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans that would result in impairment losses or lower the yield on such loans; (4) the Company may not continue to benefit from strong recovery efforts on previously securitized loans resulting in improved yields on these assets; (5)  the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers; (7) the Company may be unable to manage its expense levels; (8) the Company may have difficulty retaining key employees; (9) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (10) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (11) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (12) the Company may experience difficulties growing loan and deposit balances; (13) the current economic environment poses significant challenges for us and could adversely affect our  financial condition and results of operations; (14) continued deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; and (15) the United States government’s plan to purchase large amounts of illiquid, mortgage-backed and other securities from financial institutions may not be effective and/or it may not be available to us.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended December 31,		Percent
	2008	2007	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$26,280	$24,264	8.31%
Net Income	4,249	12,758	(66.70)%
Earnings per Basic Share	0.26	0.78	(66.67)%
Earnings per Diluted Share	0.26	0.78	(66.67)%

Key Ratios (percent):
Return on Average Assets	0.68%	2.05%	(66.98)%
Return on Average Tangible Equity	7.32%	21.56%	(66.06)%
Net Interest Margin	4.73%	4.32%	9.68%
Efficiency Ratio	44.04%	46.15%	(4.56)%
Average Shareholders' Equity to Average Assets	11.53%	11.84%	(2.62)%

Consolidated Risk Based Capital Ratios (a):
Tier I	11.85%	14.12%	(16.08)%
Total	13.04%	15.11%	(13.70)%

Tangible Equity to Tangible Assets	8.83%	9.72%	(9.19)%

Common Stock Data:
Cash Dividends Declared per Share	$0.34	$0.31	9.68%
Book Value per Share	17.58	18.14	(3.08)%
Tangible Book Value per Share	13.98	14.55	(3.91)%
Market Value per Share:
High	42.88	39.15	9.53%
Low	29.08	33.41	(12.96)%
End of Period	36.42	33.84	7.62%

	Twelve Months Ended December 31,		Percent
	2008	2007	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$102,575	$97,949	4.72%
Net Income	28,109	51,026	(44.91)%
Earnings per Basic Share	1.74	3.02	(42.38)%
Earnings per Diluted Share	1.74	3.01	(42.19)%

Key Ratios (percent):
Return on Average Assets	1.12%	2.03%	(44.70)%
Return on Average Tangible Equity	11.44%	20.99%	(45.48)%
Net Interest Margin	4.64%	4.34%	6.96%
Efficiency Ratio	46.33%	45.91%	0.91%
Average Shareholders' Equity to Average Assets	12.12%	12.01%	0.90%

Common Stock Data:
Cash Dividends Declared per Share	$1.36	$1.24	9.68%
Market Value per Share:
High	47.28	41.54	13.82%
Low	29.08	31.16	(6.68)%

Price/Earnings Ratio (b)	20.93	11.21	86.80%

(a) December 31, 2008 risk-based capital ratios are estimated
(b) December 31, 2008 price/earnings ratio computed based on 2008 earnings

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2004	$12.09	$11.89	$12.70	$13.03	$27.30	$37.58
2005	13.20	15.56	15.99	16.14	27.57	39.21
2006	16.17	16.17	16.99	17.46	34.53	41.87
2007	17.62	17.40	17.68	18.14	31.16	41.54
2008	18.92	18.72	17.61	17.58	29.08	42.88

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2004	$0.66	$0.80	$0.66	$0.67	$2.79
2005	0.70	0.72	0.73	0.72	2.87
2006	0.71	0.78	0.78	0.74	3.00
2007	0.76	0.72	0.76	0.78	3.02
2008	0.81	0.83	(0.16)	0.26	1.74

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2004	$0.65	$0.79	$0.65	$0.66	$2.75
2005	0.69	0.71	0.72	0.72	2.84
2006	0.71	0.77	0.77	0.74	2.99
2007	0.76	0.72	0.76	0.78	3.01
2008	0.80	0.83	(0.16)	0.26	1.74

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended December 31,
	2008	2007

Interest Income
Interest and fees on loans	$30,465	$32,477
Interest on investment securities:
Taxable	5,818	5,968
Tax-exempt	372	420
Interest on deposits in depository institutions	8	119
Interest on federal funds sold	-	5
Total Interest Income	36,663	38,989

Interest Expense
Interest on deposits	9,926	12,847
Interest on short-term borrowings	343	1,677
Interest on long-term debt	313	426
Total Interest Expense	10,582	14,950
Net Interest Income	26,081	24,039
Provision for loan losses	5,340	1,650
Net Interest Income After Provision for Loan Losses	20,741	22,389

Non-Interest Income
Investment securities (losses) gains	(10,800)	1
Service charges	11,459	11,735
Insurance commissions	981	1,119
Trust and investment management fee income	518	514
Bank owned life insurance	739	600
Other income	284	312
Total Non-Interest Income	3,181	14,281

Non-Interest Expense
Salaries and employee benefits	8,845	8,759
Occupancy and equipment	1,773	1,604
Depreciation	1,193	1,133
Professional fees	451	424
Postage, delivery, and statement mailings	641	601
Advertising	818	590
Telecommunications	562	456
Bankcard expenses	711	617
Insurance and regulatory	363	422
Office supplies	533	469
Repossessed asset losses (gains), net of expenses	87	(105)
Other expenses	1,789	2,891
Total Non-Interest Expense	17,766	17,861
Income Before Income Taxes	6,156	18,809
Income tax expense	1,907	6,051
Net Income	$4,249	$12,758

Basic earnings per share	$0.26	$0.78
Diluted earnings per share	$0.26	$0.78
Average Common Shares Outstanding:
Basic	16,078	16,359
Diluted	16,100	16,414

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Twelve months ended December 31,
	2008	2007

Interest Income
Interest and fees on loans	$122,127	$128,609
Interest on investment securities:
Taxable	23,852	25,677
Tax-exempt	1,523	1,689
Interest on deposits in depository institutions	171	521
Interest on federal funds sold	-	819
Total Interest Income	147,673	157,315

Interest Expense
Interest on deposits	41,906	51,826
Interest on short-term borrowings	2,629	6,642
Interest on long-term debt	1,383	1,808
Total Interest Expense	45,918	60,276
Net Interest Income	101,755	97,039
Provision for loan losses	10,423	5,350
Net Interest Income After Provision for Loan Losses	91,332	91,689

Non-Interest Income
Investment securities (losses) gains	(38,265)	45
Service charges	45,995	44,416
Insurance commissions	4,212	4,090
Trust and investment management fee income	2,239	2,042
Bank owned life insurance	2,932	2,477
Gain on sale of credit card merchant agreements	-	1,500
VISA IPO Gain	3,289	-
Other income	1,534	1,566
Total Non-Interest Income	21,936	56,136

Non-Interest Expense
Salaries and employee benefits	37,263	36,034
Occupancy and equipment	6,871	6,366
Depreciation	4,523	4,472
Professional fees	1,680	1,628
Postage, delivery, and statement mailings	2,549	2,588
Advertising	2,899	3,123
Telecommunications	1,916	1,809
Bankcard expenses	2,689	2,354
Insurance and regulatory	1,388	1,555
Office supplies	2,021	1,838
Repossessed asset losses (gains), net of expenses	524	(157)
Loss on early extinguishment of debt	1,208	-
Other expenses	10,141	9,403
Total Non-Interest Expense	75,672	71,013
Income Before Income Taxes	37,596	76,812
Income tax expense	9,487	25,786
Net Income	$28,109	$51,026

Basic earnings per share	$1.74	$3.02
Diluted earnings per share	$1.74	$3.01
Average Common Shares Outstanding:
Basic	16,118	16,877
Diluted	16,167	16,935

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2008	December 31, 2007

Balance at October 1	$284,912	$291,720

Net income	4,249	12,758
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	5,003	783
Change in underfunded pension liability	(2,284)	696
Change in unrealized gain on interest rate floors	1,159	3,550
Cash dividends declared ($0.34/share)	(5,425)	-
Cash dividends declared ($0.31/share)	-	(5,025)
Issuance of stock award shares, net	69	56
Exercise of 200 stock options	3	-
Purchase of 232,100 common shares of treasury	(7,257)	-
Purchase of 300,112 common shares of treasury	-	(10,544)
Balance at December 31	$280,429	$293,994

	Twelve Months Ended
	December 31, 2008	December 31, 2007

Balance at January 1	$293,994	$305,307

Cumulative effect of adopting FIN 48	-	(125)
Net income	28,109	51,026
Other comprehensive income:
Change in unrealized (loss) gain on securities available-for-sale	(13,845)	866
Change in unrealized gain on interest rate floors	4,897	4,600
Change in underfunded pension liability	(2,284)	696
Cash dividends declared ($1.36/share)	(21,882)	-
Cash dividends declared ($1.24/share)	-	(20,728)
Issuance of stock award shares, net	479	427
Exercise of 66,454 stock options	1,669	-
Exercise of 7,300 stock options	-	154
Excess tax benefits on stock compensation	266	3
Purchase of 337,060 common shares of treasury	(10,974)	-
Purchase of 1,314,112 common shares of treasury	-	(48,232)
Balance at December 31	$280,429	$293,994

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	December 31	September 30	June 30	March 31	Dec. 31
	2008	2008	2008	2008	2007

Interest income	$36,663	$36,522	$36,968	$37,520	$38,989
Taxable equivalent adjustment	200	200	204	214	226
Interest income (FTE)	36,863	36,722	37,172	37,734	39,215
Interest expense	10,582	10,241	11,494	13,601	14,950
Net interest income	26,281	26,481	25,678	24,133	24,265
Provision for loan losses	5,340	2,350	850	1,883	1,650
Net interest income after provision
for loan losses	20,941	24,131	24,828	22,250	22,615

Noninterest income	3,181	(12,758)	14,195	17,318	14,281
Noninterest expense	17,766	19,246	18,761	19,899	17,861
Income (Loss) before income taxes	6,356	(7,873)	20,262	19,669	19,035
Income tax expense (benefit)	1,907	(5,516)	6,679	6,417	6,051
Taxable equivalent adjustment	200	200	204	214	226
Net income (loss)	$4,249	$(2,557)	$13,379	$13,038	$12,758

Basic earnings (loss) per share	$0.26	$(0.16)	$0.83	$0.81	$0.78
Diluted earnings (loss) per share	0.26	(0.16)	0.83	0.80	0.78
Cash dividends declared per share	0.34	0.34	0.34	0.34	0.31

Average Common Share (000s):
Outstanding	16,078	16,142	16,103	16,147	16,359
Diluted	16,100	16,195	16,167	16,205	16,414

Net Interest Margin	4.73%	4.78%	4.65%	4.40%	4.32%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	December 31	September 30	June 30	March 31	Dec. 31
	2008	2008	2008	2008	2007

Non-Interest Income:
Service charges	$11,459	$11,993	$11,269	$11,274	$11,735
Insurance commissions	981	1,025	1,168	1,038	1,119
Trust and investment management fee income	518	640	449	632	514
Bank owned life insurance	739	767	750	676	600
Other income	284	284	559	407	312
Subtotal	13,981	14,709	14,195	14,027	14,280
Investment securities (losses) gains	(10,800)	(27,467)	-	2	1
VISA IPO Gain	-	-	-	3,289	-
Total Non-Interest Income	$3,181	$(12,758)	$14,195	$17,318	$14,281

Non-Interest Expense:
Salaries and employee benefits	$8,845	$9,538	$9,517	$9,363	$8,759
Occupancy and equipment	1,773	1,800	1,701	1,597	1,604
Depreciation	1,193	1,110	1,087	1,133	1,133
Professional fees	451	435	427	367	424
Postage, delivery, and statement mailings	641	636	618	654	601
Advertising	818	821	643	617	590
Telecommunications	562	496	440	418	456
Bankcard expenses	711	717	640	621	617
Insurance and regulatory	363	354	333	338	422
Office supplies	533	527	504	457	469
Repossessed asset losses (gains), net of expenses	87	314	91	32	(105)
Loss on early extinguishment of debt	-	-	-	1,208	-
Other expenses	1,789	2,498	2,760	3,094	2,891
Total Non-Interest Expense	$17,766	$19,246	$18,761	$19,899	$17,861

Employees (Full Time Equivalent)	827	812	817	821	811
Branch Locations	69	69	68	69	69

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	December 31	December 31
	2008	2007
	(Unaudited)
Assets
Cash and due from banks	$55,511	$64,726
Interest-bearing deposits in depository institutions	4,118	9,792
Cash and cash equivalents	59,629	74,518

Investment securities available-for-sale, at fair value	424,214	382,098
Investment securities held-to-maturity, at amortized cost	29,067	34,918
Total investment securities	453,281	417,016

Gross loans	1,812,344	1,767,021
Allowance for loan losses	(22,254)	(17,581)
Net loans	1,790,090	1,749,440

Bank owned life insurance	70,400	64,467
Premises and equipment	60,138	54,635
Accrued interest receivable	9,024	11,254
Net deferred tax assets	48,462	20,633
Intangible assets	57,479	58,238
Other assets	33,943	32,566
Total Assets	$2,582,446	$2,482,767

Liabilities
Deposits:
Noninterest-bearing	$298,530	$314,231
Interest-bearing:
Demand deposits	420,554	397,510
Savings deposits	354,956	350,607
Time deposits	967,090	927,733
Total deposits	2,041,130	1,990,081
Short-term borrowings	194,463	161,916
Long-term debt	19,047	4,973
Other liabilities	47,377	31,803
Total Liabilities	2,302,017	2,188,773

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at December 31, 2008 and December 31, 2007
less 2,548,538 and 2,292,357 shares in treasury, respectively	46,249	46,249
Capital surplus	102,895	103,390
Retained earnings	230,613	224,386
Cost of common stock in treasury	(88,729)	(80,664)
Accumulated other comprehensive (loss) income:
Unrealized loss on securities available-for-sale	(15,628)	(1,783)
Unrealized gain on derivative instruments	9,287	4,390
Underfunded pension liability	(4,258)	(1,974)
Total Accumulated Other Comprehensive (Loss) Income	(10,599)	633
Total Stockholders' Equity	280,429	293,994
Total Liabilities and Stockholders' Equity	$2,582,446	$2,482,767

CITY HOLDING COMPANY AND SUBSIDIARIES
Investment Portfolio
(Unaudited) ($ in 000s)

	Original Cost	Other Than Temporary Impairment Charges thru 12/31/08	Unrealized Gains (Losses)	Carrying Value

FNMA & FHLMC Preferred Stock	$22,680	$(21,089)	$(1,115)	$475
Mortgage Backed Securities	284,647	-	3,686	288,333
Municipal Bonds	44,794	-	(539)	44,255
Pooled Bank Trust Preferreds	29,692	(16,180)	(10,098)	3,414
Single Issuer Bank Trust Preferreds,
Subdebt of Financial Institutions, and Bank Holding Company Preferred Stocks	112,723	(1,000)	(15,269)	96,454
Money Markets and Mutual Funds	1,859	-	(35)	1,824
Federal Reserve Bank and FHLB stock	13,037	-	-	13,037
Community Bank Equity Positions	7,887	-	(2,398)	5,489
Total Investments	$517,319	$(38,270)	$(25,768)	$453,281

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	Dec 31
	2008	2008	2008	2008	2007

Residential real estate	$611,962	$620,951	$612,676	$605,579	$602,057
Home equity	384,320	377,919	371,537	347,986	341,818
Commercial, financial, and agriculture	768,255	729,613	715,196	699,653	707,987
Loans to depository institutions	-	-	-	-	60,000
Installment loans to individuals	43,585	44,728	45,385	45,557	48,267
Previously securitized loans	4,222	4,520	5,253	6,025	6,892
Gross Loans	$1,812,344	$1,777,731	$1,750,047	$1,704,800	$1,767,021

CITY HOLDING COMPANY AND SUBSIDIARIES
Previously Securitized Loans
(Unaudited) ($ in millions)
			Annualized	Effective
		December 31	Interest	Annualized
	Year Ended:	Balance (a)	Income (a)	Yield (a)

	2007	$6.9	$7.3	69%
	2008	4.2	5.6	108%
	2009	3.7	4.1	108%
	2010	3.1	3.4	108%
	2011	2.6	2.9	108%

a - 2007 and 2008 amounts are based on actual results.  2009, 2010, and 2011 amounts are based on estimated amounts.

Note:  The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment, and discount rates.  Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended December 31,
		2008			2007
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio:
Residential real estate	$616,944	$9,308	6.00%	$599,087	$9,429	6.24%
Home equity	379,884	6,746	7.06%	339,783	6,432	7.51%
Commercial, financial, and agriculture	737,454	11,882	6.41%	685,292	12,652	7.32%
Loans to depository institutions	-	-	-	60,000	777	5.14%
Installment loans to individuals	49,335	1,250	10.08%	47,645	1,459	12.15%
Previously securitized loans	4,244	1,279	119.89%	7,359	1,728	93.16%
Total loans	1,787,861	30,465	6.78%	1,739,166	32,477	7.41%
Securities:
Taxable	381,810	5,817	6.06%	442,627	5,968	5.35%
Tax-exempt	34,202	573	6.66%	39,133	645	6.54%
Total securities	416,012	6,390	6.11%	481,760	6,613	5.45%
Deposits in depository institutions	4,855	8	0.66%	9,322	120	5.11%
Federal funds sold	-	-	-	435	5	4.56%
Total interest-earning assets	2,208,728	36,863	6.64%	2,230,683	39,215	6.97%
Cash and due from banks	55,633			50,695
Bank premises and equipment	60,058			53,006
Other assets	208,314			174,938
Less: Allowance for loan losses	(19,082)			(17,273)
Total assets	$2,513,651			$2,492,049

Liabilities:
Interest-bearing demand deposits	402,000	596	0.59%	404,613	989	0.97%
Savings deposits	354,661	843	0.95%	346,955	1,446	1.65%
Time deposits	957,064	8,487	3.53%	922,671	10,413	4.48%
Short-term borrowings	137,533	343	0.99%	166,535	1,677	4.00%
Long-term debt	21,037	314	5.94%	21,828	426	7.74%
Total interest-bearing liabilities	1,872,295	10,583	2.25%	1,862,602	14,951	3.18%
Noninterest-bearing demand deposits	327,145			306,108
Other liabilities	24,463			28,350
Stockholders' equity	289,748			294,989
Total liabilities and
stockholders' equity	$2,513,651			$2,492,049
Net interest income		$26,280			$24,264
Net yield on earning assets			4.73%			4.32%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Twelve Months Ended December 31,
		2008			2007
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio:
Residential real estate	$607,851	$37,495	6.17%	$597,216	$36,574	6.12%
Home equity	364,325	26,266	7.21%	330,997	25,524	7.71%
Commercial, financial, and agriculture	713,767	47,445	6.65%	675,598	50,771	7.51%
Loans to depository institutions	1,161	35	3.01%	57,315	3,048	5.32%
Installment loans to individuals	51,542	5,264	10.21%	46,112	5,426	11.77%
Previously securitized loans	5,200	5,622	108.12%	10,518	7,266	69.08%
Total loans	1,743,846	122,127	7.00%	1,717,756	128,609	7.49%
Securities:
Taxable	422,708	23,852	5.64%	472,438	25,677	5.43%
Tax-exempt	35,738	2,344	6.56%	39,623	2,599	6.56%
Total securities	458,446	26,196	5.71%	512,061	28,276	5.52%
Deposits in depository institutions	7,944	171	2.15%	11,940	521	4.36%
Federal funds sold	-	-	-	15,690	819	5.22%
Total interest-earning assets	2,210,236	148,494	6.72%	2,257,447	158,225	7.01%
Cash and due from banks	57,624			50,675
Bank premises and equipment	57,183			48,929
Other assets	195,820			171,347
Less: Allowance for loan losses	(18,452)			(16,406)
Total assets	$2,502,411			$2,511,992

Liabilities:
Interest-bearing demand deposits	409,799	2,576	0.63%	418,532	4,766	1.14%
Savings deposits	359,754	3,640	1.01%	342,119	5,705	1.67%
Time deposits	921,971	35,691	3.87%	922,886	41,355	4.48%
Short-term borrowings	136,867	2,629	1.92%	160,338	6,642	4.14%
Long-term debt	21,506	1,383	6.43%	24,476	1,808	7.39%
Total interest-bearing liabilities	1,849,897	45,919	2.48%	1,868,351	60,276	3.23%
Noninterest-bearing demand deposits	323,551			312,567
Other liabilities	25,774			29,435
Stockholders' equity	303,189			301,639
Total liabilities and
stockholders' equity	$2,502,411			$2,511,992
Net interest income		$102,575			$97,949
Net yield on earning assets			4.64%			4.34%

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	Dec 31
	2008 (a)	2008	2008	2008	2007

Tier I Capital:
Stockholders' equity	$280,429	$284,912	$302,056	$304,841	$293,994
Goodwill and other intangibles	(57,479)	(57,600)	(57,893)	(58,065)	(58,238)
Accumulated other comprehensive loss (income)	10,599	14,477	3,718	(7,280)	(633)
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Unrealized Loss on AFS securities	(3,342)	(761)	(712)	(275)	(247)
Excess deferred tax assets	(23,841)	(15,470)	-	-	-
Total tier I capital	$222,366	$241,558	$263,169	$255,221	$250,876

Total Risk-Based Capital:
Tier I capital	$222,366	$241,558	$263,169	$255,221	$250,876
Qualifying allowance for loan losses	22,254	18,879	17,959	18,567	17,581
Total risk-based capital	$244,620	$260,437	$281,128	$273,788	$268,457

Net risk-weighted assets	$1,875,934	$1,842,684	$1,855,401	$1,828,559	$1,776,158

Ratios:
Average stockholders' equity to average assets	11.53%	12.45%	12.46%	12.03%	11.84%
Tangible capital ratio	8.83%	9.44%	10.02%	10.00%	9.72%
Risk-based capital ratios:
Tier I capital	11.85%	13.11%	14.18%	13.96%	14.12%
Total risk-based capital	13.04%	14.13%	15.15%	14.97%	15.11%
Leverage capital	9.14%	9.97%	10.75%	10.47%	10.31%

(a) December 31, 2008 risk-based capital ratios are estimated

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	December 31	September 30	June 30	March 31	Dec 31
	2008	2008	2008	2008	2007

Intangibles, net	$57,479	$57,600	$57,893	$58,065	$58,238
Intangibles amortization expense	121	173	172	173	177

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	December 31	September 30	June 30	March 31	Dec 31
	2008	2008	2008	2008	2007

Balance at beginning of period	$18,879	$17,959	$18,567	$17,581	$16,980

Charge-offs:
Commercial, financial, and agricultural	1,073	563	1,022	406	359
Real estate-mortgage	603	523	190	274	203
Installment loans to individuals	29	62	77	75	108
Overdraft deposit accounts	779	783	604	985	938
Total charge-offs	2,484	1,931	1,893	1,740	1,608

Recoveries:
Commercial, financial, and agricultural	14	(30)	41	13	23
Real estate-mortgage	79	69	48	27	36
Installment loans to individuals	45	71	72	108	97
Overdraft deposit accounts	381	391	274	695	405
Total recoveries	519	501	435	843	561

Net charge-offs	1,965	1,430	1,458	897	1,047
Provision for loan losses	5,340	2,350	850	1,883	1,650
Balance at end of period	$22,254	$18,879	$17,959	$18,567	$17,583

Loans outstanding	$1,812,344	$1,777,731	$1,750,047	$1,704,800	$1,767,021
Average loans outstanding	1,787,861	1,754,183	1,728,609	1,704,133	1,739,166
Allowance as a percent of loans outstanding	1.23%	1.06%	1.03%	1.09%	1.00%
Allowance as a percent of non-performing loans	86.07%	135.92%	122.89%	113.55%	103.28%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.44%	0.33%	0.34%	0.21%	0.24%
Net charge-offs, excluding overdraft deposit
accounts, (annualized) as a percent of average loans outstanding	0.35%	0.24%	0.26%	0.14%	0.12%

21

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	Dec 31
	2008	2008	2008	2008	2007

Nonaccrual loans	$25,224	$13,709	$14,018	$15,840	$16,437
Accruing loans past due 90 days or more	623	141	431	257	314
Previously securitized loans past due 90 days or more	10	40	165	255	76
Total non-performing loans	25,857	13,890	14,614	16,352	16,827
Other real estate owned, excluding property associated
with previously securitized loans	3,469	3,332	6,164	4,192	4,163
Other real estate owned associated with previously
securitized loans	400	417	321	148	-
Other real estate owned	3,869	3,749	6,485	4,340	4,163
Total non-performing assets	$29,726	$17,639	$21,099	$20,692	$20,990

Non-performing assets as a percent of loans and
other real estate owned	1.64%	0.99%	1.20%	1.21%	1.20%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	Dec 31
	2008	2008	2008	2008	2007

Residential real estate	$6,179	$3,636	$5,487	$3,763	$5,480
Home equity	1,243	1,400	1,316	1,344	2,141
Commercial, financial, and agriculture	1,679	1,741	1,166	806	1,506
Loans to depository institutions	-	-	-	-	-
Installment loans to individuals	241	216	290	360	385
Previously securitized loans	999	598	632	897	1,099
Overdraft deposit accounts	592	491	485	568	612
Total past due loans	$10,933	$8,082	$9,376	$7,738	$11,223